UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 10, 2012

PIONEER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (210) 828-7689

_________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
_________________________________________

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a) The 2012 Annual Meeting of Shareholders (the "2012 Annual Meeting") of Pioneer Drilling Company (the “Company”) was held on May 10, 2012.
(b) Set forth below are the final voting results for matters voted upon at the 2012 Annual Meeting. The matters set forth below are described in greater detail in the Company's definitive Proxy statement filed with the Securities and Exchange Commission on April 11, 2012. At the 2012 Annual Meeting, the holders of 55,387,678 shares of the Company's common stock cast votes either in person or by proxy, which represents approximately 89% of the outstanding shares of the Company's common stock.
1. The Company's shareholders elected Wm. Stacy Locke and C. John Thompson as Class II directors to hold office until the Company's 2015 Annual Meeting of Shareholders. The voting results for each of these individuals were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Wm. Stacy Locke	46,871,788	1,218,314	7,297,576
C. John Thompson	45,814,389	2,275,713	7,297,576
2. The shareholders approved the amendment to our Restated Articles of Incorporation to change the Company's name from “Pioneer Drilling Company” to “Pioneer Energy Services Corp.” based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,957,026	33,333	99,743	7,297,576
3. The shareholders approved, on an advisory basis, the compensation paid to the Company's named executive officers as described pursuant to Item 402 of Regulation S-K, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,166,850	1,662,906	260,346	7,297,576
4. The shareholders reapproved the material terms of performance-based awards under our Amended and Restated 2007 Incentive Plan, as required by Section 162(m) of the Internal Revenue Code, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,246,159	1,559,322	284,621	7,297,576
5. The shareholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2012 fiscal year, based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,839,261	473,416	75,001	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

By:	/s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Date: May 15, 2012